                                                                   EXHIBIT 21.1


             SUBSIDIARIES OF TROPICAL SPORTSWEAR INT'L CORPORATION


                SUBSIDIARY                            PLACE OF INCORPORATION
                ----------                            ----------------------
        APPAREL NETWORK CORPORATION                          DELAWARE
     TROPICAL SPORTSWEAR COMPANY, INC.                        FLORIDA
        SAVANE INTERNATIONAL CORP.                             TEXAS
       EMPRESAS SAVANE, S.A. DE C.V.                          MEXICO
    SERVICIOS MAGNIFICOS, S.A. DE C.V.                        MEXICO
      TOUCHE INDUSTRIAL, S.A. DE C.V.                         MEXICO
    FARAH MANUFACTURING (U.K.) LIMITED                        ENGLAND
        FARAH (AUSTRALIA) PTY. LTD.                          AUSTRALIA
        FARAH (NEW ZEALAND) LIMITED                         NEW ZEALAND
         FARAH (FAR EAST) LIMITED                            HONG KONG
    CORPORACION FARAH-COSTA RICA, S.A.                      COSTA RICA
          FARAH (FIJI) LIMITED**                               FIJI
    SOUTH PACIFIC INVESTMENTS LIMITED**                        FIJI
     FARAH MARKETING IRELAND LIMITED**                        IRELAND


**      Not a wholly-owned subsidiary of Tropical Sportswear Int'l Corporation